Exhibit 10.16

EXECUTION COPY

[RESOURCE CAPITAL FUNDING II, LLC]

FORBEARANCE, RESERVATION OF RIGHTS AND AMENDMENT

This FORBEARANCE, RESERVATION OF RIGHTS AND AMENDMENT (this “Forbearance”), dated as of October 31, 2009, is entered into by and among RESOURCE CAPITAL FUNDING II, LLC (the “Borrower”), LEAF FINANCIAL CORPORATION (the “Servicer”), MORGAN STANLEY BANK, N.A. (f/k/a Morgan Stanley Bank) (“Morgan Stanley”), as a Lender and Collateral Agent, LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services) (the “Backup Servicer”), U.S. BANK NATIONAL ASSOCIATION, as Custodian (in such capacity, the “Custodian”) and as Lender’s Bank (in such capacity, the “Lender’s Bank”), and MORGAN STANLEY CAPITAL SERVICES INC. (the “Qualifying Swap Counterparty”).

BACKGROUND

1.     The Borrower, the Servicer, Morgan Stanley, the Backup Servicer, the Custodian and the Lender’s Bank are parties to the Receivables Loan and Security Agreement, dated as of October 31, 2006 (as amended, supplemented or otherwise modified through the date hereof, the “RLSA”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the RLSA.

2.     The Borrower and the Qualifying Swap Counterparty are parties to a Qualifying Interest Rate Swap dated as of December 22, 2006 (as amended, supplemented or otherwise modified through the date hereof, and including all swap transactions entered into pursuant thereto, the “Swap Agreement”).

3.     LEAF Capital Funding III, LLC, LEAF Financial Corporation, Morgan Stanley, Morgan Stanley Asset Funding Inc., The Royal Bank of Scotland plc, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), and U.S. Bank National Association are parties to the Receivables Loan and Security Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified through the date hereof, the “LEAF III RLSA”).

4.     The Borrower and the Servicer have requested that the Lender and the Collateral Agent (the “Forbearing Parties”) forbear for a period of time from exercising certain of their rights under the RLSA as set forth in Section 1(a) below. Such Persons are willing to agree to such forbearance, subject to the terms and conditions hereof.

5.     The Facility Maturity Date under the RLSA is the date hereof and the “Facility Maturity Date” under and as defined in the LEAF III RLSA will occur on November 1, 2009.

6.     The Borrower has also requested that the Qualifying Swap Counterparty forbear for a period of time from exercising certain of its rights under the Swap Agreement as set forth in Section 1(b) below. The Qualifying Swap Counterparty is willing to agree to such forbearance, subject to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Forbearance.

(a)     The Servicer and the Borrower hereby notify the Forbearing Parties that the aggregate outstanding principal amount of the loans and all accrued fees and interest and other obligations owing under the LEAF III RLSA will not be paid in full on or prior to the “Facility Maturity Date” under and as defined in the LEAF III RLSA (such condition, the “LEAF III Breach”). As a result of the LEAF III Breach, each of the events set forth on Schedule A attached hereto under the LEAF III RLSA will occur on the “Facility Maturity Date” (as defined in the LEAF III RLSA) (collectively, the “LEAF III Maturity Failures”). The occurrence of each of the LEAF III Maturity Failures will cause each of the events set forth on Schedule B attached hereto solely in connection with the LEAF III Breach (the “LEAF II Maturity Failures”), and entitles the Forbearing Parties to exercise rights and remedies pursuant to the RLSA and the other Transaction Documents absent the forbearance provided for hereunder. For the period commencing upon the occurrence of the LEAF III Maturity Failures on November 1, 2009 and ending on the close of business on December 1, 2009 (the “Forbearance Period”), the Forbearing Parties will forbear from exercising their rights and remedies resulting solely from the LEAF II Maturity Failures; provided, however that notwithstanding the foregoing (a) during the Forbearance Period the Interest Rate with respect to the Loans shall be the Default Funding Rate as provided for in Section 2.03(c) of the RLSA on each date during the Forbearance Period and (b) on each Remittance Date during the Forbearance Period, funds held in the Collection Account shall be distributed in accordance with Section 2.04 of the RLSA, as amended hereby, since the Facility Maturity Date shall have occurred on the date hereof.

On the Facility Maturity Date, the Program Termination Event set forth in clause (iii) of the definition thereof in the RLSA will occur (the “Maturity Event”) and will entitle the Forbearing Parties to exercise rights and remedies pursuant to the RLSA and the other Transaction Documents absent the forbearance provided for hereunder. For the period commencing upon the occurrence of the Facility Maturity Date and ending on the close of business on December 1, 2009 (the “Maturity Event Forbearance Period”), the Forbearing Parties will forbear from exercising their rights and remedies resulting solely from the Maturity Event; provided, however that notwithstanding the foregoing (a) during the Maturity Event Forbearance Period the Interest Rate with respect to the Loans shall be the Default Funding Rate as provided for in Section 2.03(c) of the RLSA on each date during the Maturity Event Forbearance Period and (b) on each Remittance Date during the Maturity Event Forbearance Period, funds held in the Collection Account shall be distributed in accordance with Section 2.04 of the RLSA, as amended hereby, since the Facility Maturity Date shall have occurred on the date hereof.

The forbearance provided herein shall not extend to any Event of Default, Program Termination Event or Servicer Default other than the LEAF II Maturity Failures and the Maturity Event, as applicable, and all of the Forbearing Parties’ rights and remedies with respect thereto are hereby reserved. Further, the forbearance provided herein shall not derogate from the Forbearing Parties’ rights to collect, reserve and/or apply proceeds of Pledged Assets to payment of outstanding liabilities as may be specifically provided for in the RLSA and the other Transaction Documents. If the foregoing forbearance is not extended by the Forbearing Parties by the end of the Forbearance Period with respect to the LEAF II Maturity Failures or the Maturity Event Forbearance Period with respect to the Maturity Event, the Borrower and the Servicer hereby acknowledge that the LEAF II Maturity Failures and the Maturity Event, respectively, shall exist and that the Lender shall be fully entitled to declare the Program Termination Date and each Forbearing Party shall be fully entitled to exercise all other rights and remedies with respect thereto under the RLSA and the other Transaction Documents.

(b)     The Borrower hereby notifies the Qualifying Swap Counterparty that one or more of the LEAF II Maturity Failures constitutes the “Event of Default” (as defined in the Swap Agreement) set forth in clause (1) of Section 5(a)(vi) of the Swap Agreement and entitles the Qualifying Swap Counterparty to exercise remedies pursuant thereto absent the forbearance provided for hereunder. The Qualifying Swap Counterparty hereby agrees to forbear from exercising its rights and remedies resulting solely from such “Event of Default” or the Breach and each of the Qualifying Swap Counterparty and the Borrower hereby agrees that the “Early Termination Date” under (and as defined in) the Swap Agreement shall not be declared as a result of such “Event of Default” during the Forbearance Period. If the foregoing forbearance is not extended by the Qualifying Swap Counterparty by the end of the Forbearance Period, the Borrower hereby acknowledges that such “Event of Default” shall exist under the Swap Agreement and that the Qualifying Swap Counterparty shall be fully entitled to exercise all rights and remedies with respect thereto under the Swap Agreement.

SECTION 2. RLSA Amendment.     In consideration for the Forbearing Parties’ agreements set forth in Section 1 above, Section 2.04(c)(x) of the RLSA is replaced in its entirety with the following:

(x)	on or after the occurrence of the Facility Maturity Date, to the Lender for the repayment of Loans Outstanding in an amount equal to the lesser of (A) all remaining Available Funds in the Collection Account and (B) an amount necessary to repay the outstanding principal amount of all Loans in full;

SECTION 3. Representations and Warranties.     Each of the Borrower and Servicer represents and warrants that:

(a)     except as expressly described in Section 1 above, no event or condition has occurred and is continuing which would constitute an Event of Default, a Program Termination Event, a Servicer Default, a Pool A Termination Event, a Pool B Termination Event, a “Termination Event” under the Swap Agreement, an “Event of

Default” under the Swap Agreement, or any event that, if it continued uncured, with the lapse of time or notice, or both, would constitute any of the foregoing events; and

(b)     except as expressly described in Section 1 above, its representations and warranties set forth in the RLSA, the Swap Agreement and the other Transaction Documents are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date), and such representations and warranties shall continue to be true and correct (to such extent) after giving effect to the transactions contemplated hereby.

SECTION 4. Effect of Forbearance; Ratification.     Except as expressly set forth herein, the RLSA, the Swap Agreement and each of the other Transaction Documents remain in full force and effect and are hereby ratified. This Forbearance shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the RLSA or the Swap Agreement other than as specifically set forth herein.

SECTION 5. Expenses.     The Borrower agrees to pay on demand all reasonable costs and expenses of the Forbearing Parties and the Qualifying Swap Counterparty (including costs and expenses of counsel for the Forbearing Parties and the Qualifying Swap Counterparty) incurred in connection with the preparation, execution and delivery of this Forbearance.

SECTION 6. Counterparts.     This Forbearance may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 7. Governing Law.     This Forbearance shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

SECTION 8. Section Headings.     The various headings of this Forbearance are inserted for convenience only and shall not affect the meaning or interpretation of this Forbearance or any provision hereof.

SECTION 9. Entire Agreement.     This Forbearance is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof, and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Forbearance as of the date first written above.

RESOURCE CAPITAL FUNDING II, LLC, as Borrower

By:	/s/ Miles Herman
Name:	Miles Herman
Title:	VP, Equipment Leasing

LEAF FINANCIAL CORPORATION, as Servicer

By:	/s/ Miles Herman
Name:	Miles Herman
Title:	President, COO

S-1	Forbearance, Reservation of Rights and Amendment (Resource Capital Funding II, LLC)

MORGAN STANLEY BANK, N.A., as Lender and Collateral Agent

By:	/s/ Charles C. O’Brien
Name:	Charles C. O’Brien
Title:	Chief Credit Officer

S-2	Forbearance, Reservation of Rights and Amendment (Resource Capital Funding II, LLC)

MORGAN STANLEY CAPITAL SERVICES INC., as Qualifying Swap Counterparty

By:	/s/ Charmaine Fearon
Name:
Title:

S-3	Forbearance, Reservation of Rights and Amendment (Resource Capital Funding II, LLC)

LYON FINANCIAL SERVICES, INC. (D/B/A U.S. BANK PORTFOLIO SERVICES), as Backup Servicer

By:	/s/ John Docken
Name:	John Docken
Title:	SVP

S-4	Forbearance, Reservation of Rights and Amendment (Resource Capital Funding II, LLC)

U.S. BANK NATIONAL ASSOCIATION, as Custodian and Lender’s Bank

By:	/s/ Diane L. Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

S-5	Forbearance, Reservation of Rights and Amendment (Resource Capital Funding II, LLC)

SCHEDULE A

“LEAF III Maturity Failures” means the occurrence of any of the following events:

(i) the Event of Default set forth in Section 7.01(k) of the LEAF III RLSA,

(ii) the Event of Default set forth in Section 7.01(n) of the LEAF III RLSA,

(iii) the Event of Default set forth in Section 7.01(r) of the LEAF III RLSA,

(iv) the Event of Default set forth in Section 7.01(s) of the LEAF III RLSA,

(v) the Event of Default set forth in Section 7.01(z) of the LEAF III RLSA,

(vi) the Program Termination Event set forth in clause (ii) of the definition thereof in the LEAF III RLSA,

(vii) the Program Termination Event set forth in clause (x) of the definition thereof in the LEAF III RLSA,

(viii) the Program Termination Event set forth in clause (xi)(2) of the definition thereof in the LEAF III RLSA and

(ix) the Servicer Default set forth in clause (iv) of the definition thereof in the LEAF III RLSA.

A-1

SCHEDULE B

“LEAF II Maturity Failures” means the occurrence of any of the following events:

(i) the Event of Default set forth in Section 7.01(k) of the RLSA,

(ii) the Event of Default set forth in Section 7.01(n) of the RLSA,

(iii) the Event of Default set forth in Section 7.01(q) of the RLSA,

(iv) the Event of Default set forth in Section 7.01(r) of the RLSA,

(v) the Program Termination Event set forth in clause (ii) of the definition thereof in the RLSA,

(vi) the Program Termination Event set forth in clause (x) of the definition thereof in the RLSA,

(vii) the Program Termination Event set forth in clause (xi)(2) of the definition thereof in the RLSA and

(viii) the Servicer Default set forth in clause (iv) of the definition thereof in the RLSA.

B-1